Exhibit 1.1

AMENDMENT NO. 1 TO At-THE-market issuance SALES AGREEMENT

May 7, 2018

Ladies and Gentlemen:

Synthetic Biologics, Inc. (the “Company”) and FBR Capital Markets & Co. (“FBR”) are parties to that certain At-the-Market Issuance Sales Agreement dated August 5, 2016 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The parties, together with B. Riley FBR, Inc. (“B. Riley FBR”), intending to be legally bound, hereby amend the Original Agreement as follows:

1.       All references to “FBR Capital Markets & Co.” and “FBR” set forth the Original Agreement are revised to read “B. Riley FBR, Inc.” and “B. Riley FBR” respectively.

2.       Section 1 is deleted in its entirety and replaced with the following:

“Issuance and Sale of Shares.  Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, shares of common stock (the shares to be offered and sold hereunder being referred to as the “Placement Shares”) of the Company, par value $0.001 per share (the “Common Stock”); provided, however, that in no event shall the Company issue or sell through the Agent such number or dollar amount of Placement Shares that would (a) exceed the number or dollar amount of shares of Common Stock registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, (b) exceed the number of authorized but unissued shares of Common Stock, (c) exceed the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable) or (d) exceed the number or dollar amount of Common Stock for which the Company has filed a Prospectus Supplement (as defined below) (the lesser of (a), (b), (c) and (d), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number or the dollar amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that Agent shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which will be declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Common Stock.

The Company has filed or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with the Commission a registration statement on Form S-3 , including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The Company will, if necessary, prepare a prospectus supplement to the base prospectus included as part of the registration statement, which prospectus supplement relates to the Placement Shares to be issued from time to time by the Company pursuant to this Agreement (the “Prospectus Supplement”). The Company will furnish to the Agent, for use by the Agent, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares to be issued from time to time by the Company. The Company may file, if necessary, one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be a Prospectus Supplement), with respect to the Placement Shares. Except where the context otherwise requires, such registration statement(s), including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement(s) pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus or base prospectuses, including all documents incorporated or deemed incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus or prospectuses and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with the then issued Issuer Free Writing Prospectus(es) (defined below), is herein called the “Prospectus.”

Any reference herein to the Registration Statement, any Prospectus Supplement, Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the most-recent effective date of the Registration Statement, or the date of the Prospectus Supplement, Prospectus or such Issuer Free Writing Prospectus, as the case may be, and incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).”

3.       The reference in Section 3 to “NYSE MKT LLC” shall be deleted and replaced with “NYSE American.”

4.       Section 6(vv) is deleted in its entirety and replaced with the following:

“Market Capitalization.  At the time the Registration Statement was or will be declared effective, and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Company met or will meet the then applicable requirements for the use of Form S-3 under the Securities Act, including, but not limited to, General Instruction I.B.6 of Form S-3, if applicable.  The aggregate market value of the outstanding voting and non-voting common equity (as defined in Securities Act Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Securities Act Rule 144, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was approximately $44,622,269 (calculated by multiplying (x) the highest price at which the common equity of the Company closed on the Exchange within 60 days of the date of this Agreement times (y) the number of Non-Affiliate Shares).”

5.       Section 14 is hereby amended to replace,

“FBR Capital Markets & Co.

1300 North 17th Street

Suite 1400

Arlington, VA 22209

Attention: Legal Department”

With,

“B. Riley FBR, Inc.

299 Park Avenue

New York, NY 10171

Attention: General Counsel

Telephone: (212) 457-9947

Email: atmdesk@brileyfbr.com”

6.       Schedule 3 is hereby amended to replace,

“The Agent

Margery Fischbein	mfiscbein@fbr.com
Ryan Loforte	rloforte@fbr.com
Patrice McNicoll	pmcnicoll@fbr.com
Keith Pompliano	kpompliano@fbr.com

With a copy to mlvatmdesk@mlvco.com”

With

“B. Riley FBR

Matthew Feinberg	mfeinberg@brileyfbr.com
Ryan Loforte	rloforte@brileyfbr.com
Patrice McNicoll	pmcnicoll@brileyfbr.com
Keith Pompliano	kpompliano@brileyfbr.com

with a copy to atmdesk@brileyfbr.com”

7.       All references to “August 5, 2016” set forth in Schedule 1 of the Original Agreement are revised to read “August 5, 2016 (as amended by Amendment No. 1 to At-the-Market Issuance Sales Agreement, dated May 7, 2018)”.

8.       Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

9.       Entire Agreement; Amendment; Severability. This Amendment No. 1 to the Original Agreement together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment No. 1; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement, and the reference to “time of execution of this Agreement” set forth in Section 13(a) shall continue to refer to the time of execution of the Original Agreement.

10.       Applicable Law; Consent to Jurisdiction. This amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

11.       Waiver of Jury Trial. The Company and B. Riley FBR each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this amendment or any transaction contemplated hereby.

12.       Counterparts. This amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding among the Company and B. Riley, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Original Agreement between the Company and B. Riley FBR.

Very truly yours,

SYNTHETIC BIOLOGICS INC.

By: /s/ Steven Shallcross

Name: Steven A. Shallcross

Title: Interim Chief Executive Officer and

Chief Financial Officer

B. Riley FBR, INc.

By: /s/Patrice McNicoll

Name: Patrice McNicoll

Title: Co-Head of Investment Banking

[Signature page to Amendment No. 1 to At-the-Market Issuance Sales Agreement]